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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                  July 18, 2003

Direct Dial                                                    Client Matter No.
(949) 451-3800                                                     C 96182-00002
Fax No.
(949) 451-4220

Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California  92630

         Re:      Western Digital Corporation.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         As counsel for Western Digital Corporation, a Delaware corporation (the "Company"), we are familiar with the Company's registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 4,000,000 additional shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), reserved for issuance under the Company's Amended and Restated 1993 Employee Stock Purchase Plan (the "Plan").

         For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that respect we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

         In our examination, we have assumed without independent verification
(i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) that such documents are binding on all persons (other than the Company) signing such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied
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Western Digital Corporation
July 18, 2003
Page 2

upon oral or written statements and representations of officers or other representatives of the Company and others.

         On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, including the assumptions that (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, and (ii) the shares of Common Stock being offered under the Plan are issued and paid for in accordance with the provisions of the Plan, we are of the opinion that such shares of Common Stock will be validly issued, fully paid and nonassessable.

         This opinion is limited to the current federal laws of the United States, and, to the limited extent set forth below, the current corporate laws of the State of Delaware, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we considered necessary to render our opinion. We assume no obligation to revise or supplement this opinion should such laws, or interpretations thereof, be changed.

         This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Gibson, Dunn & Crutcher LLP

                                             GIBSON, DUNN & CRUTCHER LLP

JMW/MAH/RKM/sj